FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT
AND WAIVER OF DEFAULTS

         This Amendment, dated as of March 31, 2003, is made by and between STORAGE AREA NETWORKS, INC., a Colorado corporation (the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

         The Borrower and the Lender are parties to a Credit and Security Agreement dated as of May 31, 2001, as amended by (i) the First Amendment to Credit and Security Agreement and Waiver of Defaults dated as of January 17, 2002, (ii) the Second Amendment to Credit and Security Agreement dated as of July 1, 2002 and (iii) the Third Amendment to Credit and Security Agreement dated as of August 15, 2002 (as so amended, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

         The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

         1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending as the case may be, the following definitions:

         “Book Net Worth” means the aggregate of the common and preferred stockholders’ equity in the Borrower, determined in accordance with GAAP, and calculated without regard to (i) any additional equity infusion received by Borrower and (ii) any change in the valuation of goodwill made in accordance with FASB Accounting Standard 142.

“Eligible Accounts” means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

         (xi) Accounts owed by an account debtor, other than Affiliated Computer Services and the U.S. Department of Defense (U.S. Department of Navy, U.S. Marine Corp., Defense Logistic Agency, etc.), regardless of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

         (xii) Accounts owed by an account debtor, other than the U.S. Department of Defense (U.S. Department of Navy, U.S. Marine Corp., Defense Logistic Agency, etc.), regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds 15% of the aggregate of all Accounts;

         (xv) Accounts owed by Affiliated Computer Services, regardless of whether otherwise eligible, if 20% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

         (xvi) Accounts owed by the U.S. Department of Defense (U.S. Department of Navy, U.S. Marine Corp., Defense Logistic Agency, etc.), regardless of whether otherwise eligible, if 20% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

         (xvii) Accounts owed by the U.S. Department of Defense (U.S. Department of Navy, U.S. Marine Corp., Defense Logistic Agency, etc.), regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds the lesser of $6,000,000 or 60% of the aggregate amount all Accounts.

“Maximum Line” means $7,000,000, unless said amount is reduced pursuant to Section 2.6, in which event it means the amount to which said amount is reduced.

         “Net Income” means fiscal year-to-date before-tax net income from continuing operations, as determined in accordance with GAAP, but excluding (i) any extraordinary gains as determined in accordance with GAAP, (ii) gains resulting from changes in accounting practices, and (iii) any change caused by a change in the valuation of goodwill made in accordance with FASB Accounting Standard 142.

         2. Section 2.3(c). Section 2.3(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

         “(c) Audit Fees. The Borrower hereby agrees to pay the Lender, on demand, audit fees in connection with quarterly audits or inspections conducted by the Lender of any Collateral or the Borrower’s operations or business (provided, however, that upon an Event of Default, audits or inspections may be conducted by the Lender at any time in the Lender’s sole discretion), at the rates established from time to time by the Lender as its audit fees (which fees are currently $95 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.”

         3. Section 2.7(a). Section 2.7(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

         “(a) Termination and Line Reduction Fees. If the Credit Facility is terminated for any reason as of a date other than the Maturity Date, or the Borrower reduces the Maximum Line, the Borrower shall pay to the Lender a fee as follows: (i) $100,000 if the termination or reduction occurs on or before June 30, 2003; (ii) $50,000 if the termination or reduction occurs after June 30, 2003 but on or before July 31, 2003; and (iii) $70,000 if the termination or reduction occurs after July 31, 2003.”

         4. Section 6.1(p). Section 6.1(p) of the Credit Agreement is amended and restated in its entirety to read as follows:

         “(p) from time to time, with reasonable promptness, (i) deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and any such other material, reports, records or information as the Lender may request and (ii) with respect to the receivables from the U.S. Department of Defense (U.S. Department of Navy, U.S. Marine Corp., Defense Logistics Agency, etc.), copies of invoices, contracts, and bill of ladings as the Lender may request, which contracts may be subject to legal review in the Lender’s sole discretion.”

         5. Section 6.12. Section 6.12 of the Credit Agreement is amended and restated in its entirety to read as follows:

         “Section 6.12 Minimum Net Income. The Borrower will maintain, during each period described below, its Net Income, determined as at the end of each quarter, at an amount not less than the amount set forth opposite such period (numbers appearing between “( )” are negative):

Period	Minimum Net Income
Three months ending March 31, 2003	($325,000)
Six months ending June 30, 2003	($215,000)
Nine months ending Sept. 30, 2003	($ 40,000)
Twelve months ending Dec. 31, 2003	$ 250,000 ”

         6. Section 6.13. Section 6.13 of the Credit Agreement is amended and restated in its entirety to read as follows:

     "Section 6.13 Minimum Book Net Worth. The Borrower will maintain, during each period described below, its Book Net Worth, determined as at the end of each month, at an amount not less than the amount set forth opposite such period:

Period	Minimum Book Net Worth
February 28, 2003	$2,323,000
March 31, 2003	$3,034,000
April 30, 2003	$2,578,000
May 31, 2003	$2,238,000
June 30, 2003	$3,144,000
July 31, 2003	$2,680,000
August 31, 2003	$2,328,000
September 30, 2003	$3,319,000
October 31, 2003	$2,873,000
November 30, 2003	$2,540,000
December 31, 2003 and each	$3,609,000	"
month thereafter

         7. Section 6.14. Section 6.14 of the Credit Agreement is amended and restated in its entirety to read as follows:

         "Section 6.14 Minimum Cash on Hand Plus Availability. The Borrower will maintain during each month, determined as at the end of each month, cash and cash equivalents held in a deposit account maintained with Wells Fargo plus Availability of not less than $500,000, which amount may be adjusted at the sole discretion of the Lender."

         8. Section 6.15. Section 6.15 of the Credit Agreement is amended and restated in its entirety to read as follows:

         "Section 6.15 New Covenants. On or before November 30, 2003, the Borrower and the Lender shall agree on new covenant levels for Sections 6.12, 6.13, 6.14 and 7.10 for periods after such date. The new covenant levels will be based on the Borrower's projections for such periods and shall be no less stringent than the present levels, but if the Borrower and the Lender do not agree, the Lender may designate the required amounts in its sole discretion and the failure by the Borrower to maintain the designated amounts shall constitute an Event of Default."

         9. Section 7.10. Section 7.10 of the Credit Agreement is amended and restated in its entirety to read as follows:

"Section 7.10 Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $500,000 in the aggregate during its fiscal year ending December 31, 2003."

         10. Exhibit A. Exhibit A of the Credit Agreement is amended and restated in its entirety and replaced with Exhibit A attached hereto.

         11. Exhibit B. Exhibit B of the Credit Agreement is amended and restated in its entirety and replaced with Exhibit B attached hereto.

         12. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

         13. Waiver of Defaults. The Borrower is in default under Section 6.13 Minimum Book Net Worth as of September 30, 2002 and through January 31, 2003 (the "Existing Defaults"). Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

         14. Accommodation Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $20,000 in consideration of the Lender's execution and delivery of this Amendment.

         15. Conditions Precedent. This Amendment, and the waiver set forth in Paragraph 13 hereof, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

                  (a) The Note, properly executed by the Borrower.

                  (b) The Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by the Guarantor.

                  (c) Payment of the fee described in Paragraph 14.

                  (d) Such other matters as the Lender may require.

         16. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Amendment and the Revolving Note and to perform all of its obligations hereunder, and this Amendment and the Revolving Note have been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment and Revolving Note have been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         17. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

         18. No Other Waiver. Except as set forth in Paragraph 13 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

         19. Release. The Borrower, and the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         20. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 14 hereof.

         21. Miscellaneous. This Amendment and the Acknowledgement and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC. By: ______________________________ Name: Aida Sunglao-Canlas Its: Assistant Vice President	STORAGE AREA NETWORKS, INC. By: ___________________________________ Name: Hugh A. O’Reilly Its: Senior Vice President and Chief Financial Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

         The undersigned, a guarantor of the indebtedness of Storage Area Networks, Inc. (the "Borrower") to Wells Fargo Business Credit, Inc. (the "Lender") pursuant to a separate Guaranty dated as of May 31, 2001 (the "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 19 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

SAN HOLDINGS, INC. By: ___________________________________ Name: Hugh A. O’Reilly Its: Senior Vice President and Chief Financial Officer

Exhibit A to Credit and Security Agreement
AMENDED AND RESTATED REVOLVING NOTE

$7,000,000

Denver, Colorado
March 31, 2003

For value received, the undersigned, STORAGE AREA NETWORKS, INC., a Colorado corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Seven Million Dollars ($7,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated as of May 31, 2001 (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note has been executed and delivered in substitution for and not in repayment of (i) the Revolving Note of the Borrower dated May 31, 2001 and (ii) the Amended and Restated Revolving Note of the Borrower dated July 1, 2002, and is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

STORAGE AREA NETWORKS, INC. By: ___________________________________ Name: Hugh A. O’Reilly Its: Senior Vice President and Chief Financial Officer

A-1

Exhibit B to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To:	Aida Sunglao-Canlas Wells Fargo Business Credit, Inc.

Date:	__________________, 200__

Subject:	Storage Area Networks, Inc. Financial Statements

         In accordance with our Credit and Security Agreement dated as of May 31, 2001, as amended by (i) the First Amendment to Credit and Security Agreement and Waiver of Defaults dated as of January 17, 2002, (ii) the Second Amendment to Credit and Security Agreement dated as of July 1, 2002, (iii) the Third Amendment to Credit and Security Agreement dated as of August 15, 2002 and (iv) the Fourth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of March 31, 2003 (as so amended, the "Credit Agreement"), attached are the financial statements of Storage Area Networks, Inc. (the "Borrower") as of and for ________________, 200__ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

         I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition and the results of its operations as of the date thereof.

         Events of Default. (Check one):

         [   ]      The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

         [   ]      The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

         I hereby certify to the Lender as follows:

         [   ]      The Reporting Date does not mark the end of one of the Borrower’s fiscal quarters, hence I am completing only paragraph __ below.

         [   ]      The Reporting Date marks the end of one of the Borrower’s fiscal quarters, hence I am completing all paragraphs below except paragraph ___.

         [   ]      The Reporting Date marks the end of the Borrower's fiscal year, hence I am completing all paragraphs below.

         Financial Covenants.

         I further hereby certify as follows:

         1. Minimum Net Income. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date the Borrower’s Net Income was $____________ which [   ] satisfies [   ] does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date as set forth in table below:

Period	Minimum Net Income
Three months ending March 31, 2003	($325,000)
Six months ending June 30, 2003	($215,000)
Nine months ending Sept. 30, 2003	($ 40,000)
Twelve months ending Dec. 31, 2003	$ 250,000

         2. Minimum Book Net Worth. Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, the Borrower's Book Net Worth was $____________ which [   ] satisfies [   ] does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date as set forth in table below:

Period	Minimum Book Net Worth
February 28, 2003	$2,323,000
March 31, 2003	$3,034,000
April 30, 2003	$2,578,000
May 31, 2003	$2,238,000
June 30, 2003	$3,144,000
July 31, 2003	$2,680,000
August 31, 2003	$2,328,000
September 30, 2003	$3,319,000
October 31, 2003	$2,873,000
November 30, 2003	$2,540,000
December 31, 2003 and each	$3,609,000
month thereafter

         3. Minimum Cash on Hand Plus Availability. Pursuant to Section 6.14 of the Credit Agreement, the Borrower’s Cash on Hand plus Availability for the month ending on the Reporting Date was $____________, which [   ] satisfies [   ] does not satisfy the requirement that such amount be not less than $500,000 during such period, which amount may be adjusted at the sole discretion of the Lender.

         4. Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the _____________ year ended ______________, 20___, for Capital Expenditures, $__________________ in the aggregate, which [   ] satisfies [   ]  does not satisfy the requirement that such expenditures not exceed $500,000 in the aggregate during such year.

         5. Salaries. As of the Reporting Date, the Borrower [   ] is [   ] is not in compliance with Section 7.17 of the Credit Agreement concerning salaries.

         Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

STORAGE AREA NETWORKS, INC. By: ___________________________________ Its Chief Financial Officer